As filed with the Securities and Exchange Commission on July 31, 2014.

Registration No. 333-180288

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HSBC Holdings plc

(Exact name of Registrant as specified in its charter)

England	98-0209906
(Jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

8 Canada Square

London E14 5HQ

England

Tel. No.: (011-44-20) 7991-8888

(Address and telephone number of Registrant’s principal executive offices)

Stuart Alderoty

HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY 10018

Tel. No.: (212) 525 5000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

David I. Gottlieb, Esq.

Cleary Gottlieb Steen & Hamilton LLP

55 Basinghall Street

London EC2V 5EH

England

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered/ Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Debt securities Contingent Convertible Securities Preference Shares, $0.01 par value(3) Ordinary Shares, $0.50 par value(4)	Indeterminate	$0(1)(2)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of HSBC Holdings plc.
(3)	The Preference Shares will be represented by American Depositary Shares. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of Preference Shares have been registered pursuant to Registration Statement on Form F-6 No. 333-128246.
(4)	The Ordinary Shares are being registered solely in connection with the registration of the Contingent Convertible Securities and the Ordinary Shares we may issue in connection with the conversion of such Contingent Convertible Securities pursuant to the terms thereof.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form F-3 (File No. 333-180288) is being filed by HSBC Holdings plc for the purpose of (i) registering contingent convertible securities (pursuant to Rule 413(b) under the Securities Act), (ii) registering ordinary shares into which the contingent convertible securities may convert pursuant to the terms thereof (pursuant to Rule 413(b) under the Securities Act), (iii) revising the base prospectus that forms part of the Registration Statement to reflect references to such contingent convertible securities and ordinary shares and to add certain other updates related to the passage of time and (iv) filing additional exhibits to the Registration Statement relating to such contingent convertible securities and ordinary shares. The existing base prospectus, dated March 22, 2012, that currently forms part of the Registration Statement is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment No. 2 to the Registration Statement. This Post-Effective Amendment No. 2 to the Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission.

Prospectus

HSBC Holdings plc

Subordinated Debt Securities

Senior Debt Securities

Contingent Convertible Securities

Non-cumulative Dollar-denominated Preference Shares

Ordinary Shares and

American Depositary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus:

•	dated subordinated debt securities;

•	undated subordinated debt securities;

•	senior debt securities;

•	contingent convertible securities;

•	non-cumulative dollar-denominated preference shares of $0.01 nominal value each. The dollar preference shares will be represented by American depositary shares; and

•	ordinary shares of $0.50 nominal value each. The ordinary shares will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities).

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities, contingent convertible securities, preference shares or ordinary shares unless accompanied by a prospectus supplement.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 5 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is July 31, 2014.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of securities in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Relevant Member State of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so (i) in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that any such prospectus has subsequently been completed by final terms which specify that offers may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State, such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus or final terms, as applicable, and the Issuer has consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither the Issuer nor any underwriter have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for use or any underwriter to publish or supplement a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any of its agents to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

As used in this prospectus and in any prospectus supplement, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc, and the terms “HSBC Group” and “HSBC” mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term “IFRSs” means International Financial Reporting Standards.

In this prospectus and any prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America, (ii) “euro” or “€” are to the lawful currency of the Member States of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended, (iii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the United Kingdom, (iv) “BRL” is to the lawful currency of the Federative Republic of Brazil, and “(iv) “CAD” is to the lawful currency of Canada.

PRESENTATION OF FINANCIAL INFORMATION

The consolidated financial statements of the HSBC Group have been prepared in accordance with IFRSs, as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. At December 31, 2013, there were no unendorsed standards effective for the year ended December 31, 2013 affecting these consolidated financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2013 were prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the United Kingdom. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case in effect at the time.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2013 filed with the SEC on February 28, 2014 and under “Risk Factors” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual reports and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

•	Annual Report on Form 20-F for the year ended December 31, 2013;

•	Interim Management Statement for the three-month period ended March 31, 2014 furnished under cover of Form 6-K to the SEC on May 7, 2014;

•	any future Reports on Form 6-K that indicate they are incorporated into this registration statement; and

•	any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44 20-7991-8888

HSBC Holdings plc

c/o HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY, 10018

Attn: Company Secretary

Tel: +1 212-525-5000

We will provide to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” and the depositary referred to under “Description of Preference Share ADSs” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee and the depositary with interim reports which will include unaudited interim consolidated financial information prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. The trustee and the depositary, as appropriate, will make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

HSBC is one of the largest banking and financial services organizations in the world. As at March 31, 2014, we had total assets of US$2,758 billion and total shareholders’ equity of US$184 billion. For the three months ended March 31, 2014, our operating profit was US$6,234 million on total operating income of US$19,227 million. We are a strongly capitalized banking group with a CRD IV common equity tier 1 ratio (end-point basis) of 10.8% as at March 31, 2014.

Headquartered in London, HSBC operates through long-established businesses and has an international network of some 6,300 offices in 75 countries and territories in five geographical regions: Europe; Asia; the Middle East and North Africa; North America and Latin America. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk  factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

You should read “Risk Factors” on pages 134a—134n in the Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference in this prospectus, and similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to HSBC’s business.

The potential impact on HSBC of the powers contemplated by the UK Banking Act 2009 are uncertain.

As the parent company of a UK bank, we are subject to a “Special Resolution Regime” under the UK Banking Act 2009 (the “Banking Act”) that gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (“BoE”), the Prudential Regulatory Authority (the “PRA”) and the Financial Conduct Authority in circumstances where a UK bank has encountered or is likely to encounter financial difficulties. These powers include powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the securities offered through this prospectus), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (c) commence certain new insolvency procedures in relation to a UK bank; and (d) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively. The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use the Special Resolution Regime powers effectively, potentially with retrospective effect.

Under provisions of the Financial Services Act 2012 (the “FSA 2012”), which will come into force on August 1, 2014, certain of the powers under the Special Resolution Regime may be extended to companies within the same group as a UK bank, such as us. These include powers that would enable the resolution authorities to effect a bail-in by writing down the claims of unsecured creditors of a banking group company and/or to convert their debt claims into common equity. Although a consultation on the secondary legislation to determine the scope of the extension of this Special Resolution Regime has taken place and the UK Government is currently considering the responses received, it is expected that, by virtue of such extension, we would be within the scope of the full range of the Banking Act powers in relation to the Special Resolution Regime when these provisions of the FSA 2012 are brought into force.

The powers set out in the Banking Act could affect how credit institutions and investment firms are managed as well as, in certain circumstances, the rights of creditors. There remains significant uncertainty regarding the ultimate nature and scope of these powers and, if implemented, how they would affect HSBC.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes and to strengthen further the capital base of HSBC Holdings.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the consolidated unaudited capitalization, indebtedness and share capital position of HSBC Holdings plc and our subsidiary undertakings as at December 31, 2013:

			Issued and Fully Paid
			US$m
		Called up Share Capital
		Ordinary shares (of nominal value US$0.50 each)	9,415
		Preference shares (of nominal value US$0.01 each)
US$	1,450m	6.20% non-cumulative dollar preference shares, Series A - aggregate redemption price	1,450

			Carrying Amount
			US$m
		Other Equity Instruments
US$	3,800m	8.00% perpetual subordinated capital securities, Series 2 (of nominal value US$25 each)	3,718
US$	2,200m	8.125% perpetual subordinated capital securities (of nominal value US$25 each)	2,133
			5,851

			Carrying Amount
			US$m
		Subordinated Liabilities
		Undated Subordinated Loan Capital of Subsidiary Undertakings
US$	750m	Undated floating rate primary capital notes	751
US$	500m	Undated floating rate primary capital notes	499
US$	400m	Primary capital undated floating rate notes	404
US$	400m	Primary capital undated floating rate notes (second series)	402
US$	400m	Primary capital undated floating rate notes (third series)	400
US$	300m	Undated floating rate primary capital notes, Series 3	299
			2,755

		Subordinated Loan Capital of HSBC Holdings plc
US$	2,500m	6.5% subordinated notes 2037	3,039
	€1,750m	6.0% subordinated notes 2019	2,884
	€1,600m	6.25% subordinated notes 2018	2,210
	€1,500m	3.375% callable subordinated notes 2024 *	2,075
US$	2,000m	6.5% subordinated notes 2036	2,029
	£900m	6.375% callable subordinated notes 2022	1,672
US$	1,500m	6.8% subordinated notes 2038	1,487
	£900m	6.0% subordinated notes 2040	1,464
	£750m	7.0% subordinated notes 2038	1,288
	£650m	5.75% subordinated notes 2027	1,158
	£650m	6.75% subordinated notes 2028	1,066
	€700m	3.625% callable subordinated notes 2020	1,007
US$	488m	7.625% subordinated notes 2032	554
US$	222m	7.35% subordinated notes 2032	278
			22,211

		Subordinated Loan Capital of Subsidiary Undertakings
US$	2,939m	6.676% senior subordinated notes 2021	2,182
	€1,400m	5.3687% non-cumulative step-up perpetual preferred securities**	2,022

US$	1,250m	4.875% subordinated notes 2020	1,262
	£700m	5.844% non-cumulative step-up perpetual preferred securities	1,157
US$	1,000m	5.875% subordinated notes 2034	1,081
	€750m	5.13% non-cumulative step-up perpetual preferred securities**	1,129
US$	1,000m	5.911% trust preferred securities 2035	996
US$	1,000m	4.625% subordinated notes 2014	1,000
	£600m	4.75% subordinated notes 2046	980
US$	900m	10.176% non-cumulative step-up perpetual preferred securities, Series 2**	891
	£500m	4.75% callable subordinated notes 2020	866
	£500m	5.375% subordinated notes 2033	884
US$	750m	5.625% subordinated notes 2035	811
	£500m	8.208% non-cumulative step-up perpetual preferred securities**	825
US$	750m	5.00% subordinated notes 2020	746
US$	700m	7.00% subordinated notes 2039	696
	€500m	Callable subordinated floating rate notes 2020	655
	£350m	5% callable subordinated notes 2023	635
	£350m	5.375% callable subordinated step-up notes 2030	602
US$	500m	6.00% subordinated notes 2017	513
	£300m	5.862% non-cumulative step-up perpetual preferred securities	534
	£300m	6.5% subordinated notes 2023	494
BRL	500m	Subordinated floating rate certificates of deposit 2016	212
CAD	400m	4.80% subordinated notes 2022	403
US$	300m	7.65% subordinated notes 2025	380
	£225m	6.25% subordinated notes 2041	370
US$	300m	Non-convertible subordinated obligations 2019	240
US$	250m	7.20% subordinated notes 2097	215
US$	200m	7.808% capital securities 2026	200
US$	200m	8.38% capital securities 2027	200
		Other subordinated liabilities less than US$200m	2,745
			25,925

			Carrying Amount
			US$m
		Minority Interests
US$	575m	6.36% non-cumulative preferred stock, Series B	559
US$	518m	Floating rate non-cumulative preferred stock, Series F	518
US$	374m	Floating rate non-cumulative preferred stock, Series G	374
US$	374m	6.50% non-cumulative preferred stock, Series H	374
CAD	250m	Non-cumulative 5 year rate reset class 1 preferred shares, Series E	235
		Other preference shares issued by subsidiary undertakings less than US$200m	628
			2,688

			Carrying Amount
			US$m
		Senior Indebtedness of HSBC Holdings plc
US$	2,500m	Fixed rate notes 2021	2,817
US$	2,000m	Fixed rate notes 2022	2,075
	€1,250m	Fixed rate notes 2014	1,721
	€850m	Fixed rate notes 2016	1,283
US$	900m	Fixed rate notes 2022	1,001
	£650m	Fixed rate notes 2024	1,070
US$	750m	Fixed rate notes 2042	930
			10,897

(1)	The aggregate redemption price of the US$1,450 million 6.20% non-cumulative dollar preference shares is included within share premium.

(2)	HSBC Holdings has no convertible bonds in issue. The US$2,200 million 8.125% perpetual subordinated capital securities and US$3,800 million 8% perpetual subordinated capital securities, Series 2, are the only exchangeable bonds issued by HSBC Holdings.

(3)	Reserves include share premium, retained earnings, available-for-sale fair value reserve, cash flow hedging reserve, foreign exchange reserve and merger reserve.

(4)	On March 12, 2014, HSBC Holdings issued US$2,000 million 4.250% subordinated notes due 2024 and US$1,500 million 5.250% subordinated notes due 2044.

(5)	On March 24, 2014, HSBC called and redeemed the €1,400 million 5.3687% non-cumulative step-up perpetual preferred securities at par.

(6)	HSBC repaid US$1,000 million 4.625% subordinated notes due 2014 on April 1, 2014 (the maturity date) and €1,250 million fixed rate notes due 2014 on April 30, 2014 (the maturity date).

(7)	On June 30, 2014, HSBC called and redeemed the CAD250 million non-cumulative 5-year rate reset class 1 preferred shares, series E, at par.

(8)	On April 30, 2014, HSBC Holdings paid its fourth interim dividend for 2013 of US$0.19 per ordinary share. Ordinary shares with a value of US$1,827 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(9)	On July 10, 2014, HSBC Holdings paid its first interim dividend for 2014 of US$0.10 per ordinary share. Ordinary shares with a value of US$284 million were issued to those existing shareholders who had elected to receive new shares at market value in lieu of cash.

(10)	Since December 31, 2013, 58,459,863 ordinary shares of US$0.50 each have been issued as a result of the exercise of employee share options.

(11)	HSBC has prepared its consolidated financial statements in accordance with IFRSs. HSBC has adopted the “Amendment to IAS39: The Fair Value Option.” As a result, as at December 31, 2013, US$21,915 million of subordinated loan capital and US$8,106 million of senior indebtedness above are designated at fair value. The 3.375% callable subordinated notes 2024 (* above) are measured at amortized cost in HSBC Holdings, where the interest rate risk is hedged using a fair value hedge, while it is measured at fair value in HSBC.

(12)	The £700 million 5.844% non-cumulative step-up perpetual preferred securities and the £300m 5.862% non-cumulative step-up perpetual preferred securities each benefit from a subordinated guarantee by HSBC Bank plc. The other non-cumulative step-up perpetual preferred securities (** above) each benefit from a subordinated guarantee by HSBC Holdings. None of the other above consolidated loan capital is secured or guaranteed. No account has been taken of liabilities or guarantees between undertakings within HSBC.

(13)	As at December 31, 2013, HSBC had other indebtedness of US$2,419,071 million (including deposits by banks of US$129,212 million, customer accounts of US$1,482,812 million, trading liabilities of US$207,025 million, debt securities in issue of US$93,183 million, derivatives of US$274,284 million and other liabilities of US$232,555 million) and contingent liabilities and contractual commitments of US$672,339 million (comprising guarantees of US$84,554 million, undrawn formal standby facilities, credit lines and other commitments to lend of US$574,444 million and other commitments of US$13,341 million).

Save as disclosed in the above notes, there has been no material change in the issued share capital, loan capital or senior indebtedness of HSBC Holdings, or loan capital, other indebtedness, contingent liabilities or third party guarantees of HSBC Holdings’ subsidiary undertakings since December 31, 2013.

The following exchange rates as at December 31, 2013 have been used in the table above: €1.00 = US$1.3772; £1.00 = US$1.6531; US$1.00 = CAD1.06375; US$1.00 = BRL2.3621.

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures between HSBC Holdings, as issuer and The Bank of New York Mellon, as trustee. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject to and are qualified by reference to, all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

The debt securities will be our direct and unsecured obligations. The debt securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

•	whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	specific redemption terms;

•	whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series shall be payable;

•	whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities), or a solvency condition;

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such debt securities;

•	the form in which such debt securities are to be issued;

•	the denominations in which such debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•	if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•	whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon shall be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other events of default;

•	provisions, if any, for the exchange, modification or conversion of such debt securities; and

•	any other terms of the series.

Debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within ten years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest shall have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC or (3) the applicable prospective supplement provides otherwise with respect to a particular series. Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will not be issued in bearer form.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities shall be registered in the name or names of such person or persons as the registrar shall notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of subordinated dated debt securities and senior debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Undated Subordinated Debt Securities. We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable Payment Date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the subordinated debt securities as described below under “— Subordination; Dated Subordinated Debt Securities” and “—Subordination; Undated Subordinated Debt Securities.”

The maturity of the subordinated debt securities will be subject to acceleration only in the event of our winding up or an effective resolution is validly adopted by our shareholders for our winding up. See “—Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities. The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated debt securities). The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities are subject, are governed by English law.

Holders of dated subordinated debt securities and the trustee, by their acceptance of the dated subordinated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Subordination; Undated Subordinated Debt Securities. The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities are subject, are governed by English law. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in us; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Holders of undated subordinated debt securities and the trustee, by their acceptance of the undated debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement, with respect to subordinated debt securities of a series, subject to certain exceptions, it shall be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt security and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to dated subordinated debt securities of a series if:

•	any instalment of interest upon any dated subordinated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

•	all or any part of the principal of (or premium, if any, on) any dated subordinated debt security of such series as and when the same shall become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for 7 days.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it shall be a default with respect to undated subordinated debt securities of a series if:

•	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

•	all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of such undated subordinated debt securities is not paid when due and such failure continues for 7 business days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series or declare the principal of (or premium, if any, on) and any accrued but unpaid interest of the undated subordinated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which a solvency condition as set out in the relevant prospectus supplement is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities shall not be a default in respect of such debt securities if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•	in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of the relevant grace period of 14 days, 30 business days, 7 days or 7 business days, as the case may be, after the trustee gives written notice to us informing us of such resolution.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default, or a default under the relevant indenture, as the case may be, specifying any such default.

No remedy against us other than as specifically provided by the relevant indenture shall be available to the trustee or the holders of subordinated debt securities or coupons whether for the recovery of amounts owing in respect of such subordinated debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such subordinated debt securities or coupons or otherwise, and no holder of any subordinated debt security will have any right to institute any proceeding with respect to the relevant indenture, the subordinated debt securities or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing event of default or default and unless also the holders of not less than a majority in aggregate principal amount (or, in the case of an index-linked subordinated debt security, the face amount) of the outstanding subordinated debt securities of such series shall have made written request to the trustee to institute such proceedings as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of such series direction inconsistent with such request and the trustee shall have failed to institute such proceeding within 60 days.

Subject to the provisions of the relevant indenture relating to the duties of the trustee, in case an event of default or default shall occur and be continuing with respect to the subordinated debt securities of a series, the trustee will be under no obligation to any of the holders of the subordinated debt securities of such series, including without limitation to take any of the actions referred to above, unless such holders shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to certain exceptions, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding subordinated debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subordinated debt securities of such series.

The dated subordinated indenture and the undated subordinated indenture provide that the trustee will, within 90 days after the occurrence of an event of default or default with respect to the subordinated debt securities of a series, give to the holders of the affected subordinated debt securities notice of such event of default or default, unless such event of default or default shall have been cured or waived, provided that, the trustee will be protected in withholding such notice if it reasonably determines that the withholding of such notice is in the interest of such holders.

Notwithstanding anything to the contrary in this prospectus, nothing will impair the right of a holder (absent the consent of such holder) to institute suit for any payments due but unpaid with respect to any subordinated debt securities.

Senior Debt Securities

The senior debt securities will be our direct unsecured obligations and rank on a parity with our other senior indebtedness. Senior indebtedness shall not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities

The maturity of the senior debt securities will be subject to acceleration only as specified under “—Defaults and Events of Default” below.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt security, it shall be a default with respect to senior debt securities of a series if:

•	an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	failure to pay principal or premium, if any, on any series of senior debt security at maturity, and such default continues for a period of 30 days, or

•	failure to pay any interest on any series of senior debt security when due and payable, which failure continues for 30 days.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may, and if so requested by the holders of at least 25 percent in principal amount of the outstanding senior debt securities of such series shall, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the senior debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Additional Amounts

Senior Debt Securities and Undated Subordinated Debt Securities

Unless otherwise specified in the prospectus supplement with respect to the senior debt securities or undated subordinated debt securities of any series, all amounts of principal of (and premium, if any, on) and interest and related deferred payments and missed payments on senior debt securities or undated subordinated debt securities will be paid by us without deducting or withholding any present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or if such deduction or withholding shall at any time be required by the United Kingdom or any such subdivision or authority, we will pay such additional amounts as may be necessary so that the net amounts paid to the holders of the senior debt securities or undated subordinated debt securities, as applicable, or the trustee, after such deduction or withholding, shall equal the respective amounts to which the holders of the senior debt securities or undated subordinated debt securities, as applicable, or the trustee would have been entitled had no deduction or withholding been made, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of the senior debt securities or undated subordinated debt securities, as applicable, is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the United Kingdom or such political subdivision, or otherwise has some connection or former connection with the United Kingdom or such political subdivision other than the holding or ownership of a debt security, or the collection of principal, premium, if any, interest and missed payments on, or the enforcement of, a debt security; or

•	would not be payable or due but for the fact that the relevant senior debt security or undated subordinated debt security, as applicable, or coupon or other means of payment of interest or missed payments in respect of senior debt securities or undated subordinated debt securities, as applicable, (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period; or

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive; or

•	would not have been imposed if presentation for payment of the relevant senior debt securities or undated subordinated debt securities, as applicable, had been made to a paying agent other than the paying agent to which the presentation was made; or

•	is imposed because of the failure to comply by the holder or the beneficial owner of the senior debt securities or undated subordinated debt securities, as applicable, or the beneficial owner of any payment on such senior debt securities or undated subordinated debt securities, as applicable, with a request from us addressed to the holder or the beneficial owner, including a request from us related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect any combination of the above items.

Dated Subordinated Debt Securities

Unless otherwise specified in the prospectus supplement with respect to the dated subordinated debt securities of any series, all payments by us of principal of (and premium, if any, on) and interest on any such dated subordinated debt securities will be made without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or for the account of the United Kingdom or any political subdivision or taxing authority thereof or therein, or of any other jurisdiction through which such payments are made by us or on our behalf, unless required by law. If such deduction or withholding will at any time be required by the law of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), we will pay additional amounts as may be necessary so that the net amount (including additional amounts) paid to the holders or beneficial owners of dated subordinated debt securities, after such deduction or withholding, will be equal to the amount to which the holders or beneficial owners of dated subordinated debt securities would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•	would not be payable or due but for the fact that the holder or beneficial owner of such dated subordinated debt securities is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction, other than the holding or ownership of a dated subordinated debt security, or the collection of principal (or premium, if any, on) or interest payments on, or the enforcement of, a dated subordinated debt security;

•	would not be payable or due but for the fact that the relevant dated subordinated debt securities or interest payment in respect of the dated subordinated debt securities (i) is presented for payment in the United Kingdom or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period;

•	is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	would not have been imposed if presentation for payment of the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•	is imposed because of the failure to comply by the noteholder or the beneficial owner or the beneficial owner of any payment on such dated subordinated debt securities with a request from us addressed to the holder or the beneficial owner of such dated subordinated debt securities, including a written request from us related to a claim for relief under any applicable double tax treaty:

•	to provide information concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the holder or the beneficial owner of the date subordinated debt securities; or

•	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

All payments in respect of the dated subordinated debt securities will be made subject to any withholding or deduction required pursuant to the US Foreign Account Tax Compliance Act (“FATCA”), and we will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.

General

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in a European Union member state that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

References in this prospectus to principal of (and premium, if any, on) and interest on debt securities will be deemed also to refer to any additional amounts which may be payable under the foregoing provisions.

Redemption

In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)	in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “Additional Amounts” above as a result of a change in or amendment to the laws of the United Kingdom or any political subdivision or taxing authority thereof or therein affecting taxation, or change in the official application or interpretation of such laws, or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the United Kingdom is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)	the payment of interest in respect of such debt securities would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the United Kingdom or any such political subdivision or tax authority, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Any redemption of the undated subordinated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the PRA at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the PRA.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any instalment of interest or additional amounts payable on, any dated debt security or change the terms of any undated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated debt security;

•	reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•	change the place of payment or currency in which any payment of the principal (premium, if any), any interest or any missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•	change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•	modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance. The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any instalment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, shall have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings or such holding company may assume our obligations (or those of any corporation which shall have previously assumed our obligations); provided, that:

•	the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we shall, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom); and

•	immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series shall have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, we shall have delivered to the trustee for cancellation all debt securities of such series theretofore authenticated, or all debt securities of such series not theretofore delivered to the trustee for cancellation which have or will become due and payable in accordance with their terms within one year or are to be, or have been, called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption and, in either case, we shall have irrevocably deposited with the trustee, in trust:

•	cash in US dollars in an amount; or

•	US government obligations which through the payment of interest thereon and principal thereof will provide not later than the due date of any payment, cash in US dollars in an amount; or

•	any combination of the foregoing,

sufficient to pay all the principal of (and premium, if any), and interest on, the debt securities of such series in accordance with the terms of the debt securities of such series and all other amounts payable by us under the relevant indenture. Any defeasance will be subject to the consent of the PRA if required.

The indentures for the dated subordinated debt securities and the senior debt securities also provide that we need not comply with certain covenants (“covenant defeasance”) of such indenture with respect to dated debt securities of a series if:

•	we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, or (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated debt securities of such series in accordance with the terms of such dated debt securities of such series;

•	no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated debt securities of such series shall have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the PRA if required.

Conversion

Dated debt securities. The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such dated subordinated or senior debt securities.

Undated debt securities. Except as otherwise specified in the prospectus supplement relating to a particular series of debt securities, we will have the option to convert, in whole but not in part, the undated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Concerning the Trustee

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event that an event of default or default occurs (and is not cured or waived), the trustee will be required to exercise its power with the degree of care and skill of a prudent person in the conduct of such person’s own affairs.

UK Bail-in Power

Unless otherwise specified in the relevant prospectus supplement, we expect the debt securities will be subject to the exercise of the UK bail-in power by the PRA or other relevant UK resolution authority and the terms of the debt securities to include certain consents with respect to the exercise of the UK bail-in power by the PRA or other relevant UK resolution authority. Such consents are expected to be governed by the laws of England and Wales.

If applicable, the relevant prospectus supplement is expected to describe related provisions and risks with respect to the UK bail-in power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “Subordinated Debt Securities” and “UK Bail-in Power.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of the courts of the State of New York and the US courts located in the City of New York with respect to any action that may be brought in connection with the indentures or the debt securities of any series and have appointed HSBC Bank USA, National Association, as agent for service of process.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

Contingent convertible securities offered through this prospectus will be issued under a contingent convertible securities indenture between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The following summary of certain provisions of the contingent convertible securities and the contingent convertible securities indenture and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the contingent convertible securities and the contingent convertible securities indenture.

General

The contingent convertible securities indenture does not limit the amount of contingent convertible securities that we may issue under it and provides that we may issue contingent convertible securities from time to time in one or more series.

The contingent convertible securities will be our direct and unsecured obligations. The contingent convertible securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any manner.

Please refer to the prospectus supplement relating to the particular series of contingent convertible securities offered through this prospectus for the following terms, where applicable, of such contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•	if the amounts of payments of principal of (and premium, if any) or interest, if any, on the contingent convertible securities may be determined with reference to an index or are otherwise not fixed on the issue date thereof, the manner in which such amounts will be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	under what conditions, if any, another issuer may be substituted for HSBC Holdings as the issuer of the contingent convertible securities;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•	the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	whether any premium, upon redemption or otherwise, will be payable by us;

•	whether the contingent convertible securities are to be issued as discount securities and the terms and conditions of any such discount securities;

•	provisions, if any, for the discharge and defeasance of the contingent convertible securities;

•	the obligation, if any, to redeem or purchase contingent convertible securities pursuant to any sinking fund or analogous provisions or at the option of the holders of such contingent convertible securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such contingent convertible securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities;

•	the dates and places at which any payments are payable;

•	the places where notices and demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•	any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of HSBC Holdings (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•	whether we may conduct an offer of Conversion Securities after any conversion of the contingent convertible securities in order to deliver cash proceeds to holders of contingent convertible securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000 or any other specified amount;

•	the amount, or how to calculate the amount, that we will pay to the holder of contingent convertible securities, if the contingent convertible securities are redeemed before their stated maturity, if any, or accelerated, or for which the trustee will be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•	any other or different contingent convertible events of default (as defined under “Contingent Convertible Events of Default”), other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the applicable contingent convertible securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay contingent convertible additional amounts (as defined under “Additional Amounts”) on the contingent convertible securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•	whether holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by us arising under, or in connection with, the contingent convertible securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	what we believe are any additional material US federal and UK tax considerations; and

•	any other or different terms of the contingent convertible securities.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the contingent convertible securities initially will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”), and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the contingent convertible securities. Unless and until the contingent convertible securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive contingent convertible securities (see “—Definitive Contingent Convertible Securities”), the global contingent convertible securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the contingent convertible securities will be cleared through DTC only. In such event, beneficial interests in the global contingent convertible securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global contingent convertible security, the depositary or its nominee will be considered the sole holder of such global contingent convertible security for all purposes under the contingent convertible securities indenture. Except as described below under the heading “—Definitive Contingent Convertible Securities,” no participant, indirect participant or other person will be entitled to have contingent convertible securities registered in its name, receive or be entitled to receive physical delivery of contingent convertible securities in definitive form or be considered the owner or holder of the contingent convertible securities under the contingent convertible securities indenture. Each person having an ownership or other interest in contingent convertible securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the contingent convertible securities indenture or the contingent convertible securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. (“FINRA”). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Contingent Convertible Security. Payments of any amounts in respect of any global contingent convertible securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of contingent convertible securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global contingent convertible security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global contingent convertible security and by the owners of interests in the contingent convertible securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global contingent convertible security or interests in the contingent convertible securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the contingent convertible securities and settlement of any secondary market trades in the contingent convertible securities will be made in same-day funds. The contingent convertible securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Contingent Convertible Securities. Owners of interests in the contingent convertible securities will not be entitled to receive definitive contingent convertible securities in registered form in respect of such interest unless: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the contingent convertible securities of such series or the contingent convertible securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days, (2) a contingent convertible event of default has occurred and is continuing and the registrar has received a request from DTC, (3) we, at our option and sole discretion, determine that a global contingent convertible security should be exchanged for definitive contingent convertible securities or (4) the applicable prospective supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive contingent convertible securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive contingent convertible securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Payments of interest, principal and premium (if any), on any particular series of contingent convertible securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the contingent convertible securities of such series.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, all payments by us of principal and interest in respect of the contingent convertible securities will be made without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature, present or future, as are imposed or levied by or on behalf of the United Kingdom (or any authority or political subdivision therein or thereof having power to tax) unless we are required by law to withhold or deduct any such taxes, duties, assessments or governmental charges.

In that event, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts (the “contingent convertible additional amounts”) as may be necessary in order that the net amounts received by the holders of contingent convertible securities after such withholding or deduction will equal the respective amounts of principal and interest that would have been received in respect of the contingent convertible securities in the absence of such withholding or deduction; provided that (unless the relevant prospectus supplement provides otherwise) no such contingent convertible additional amounts will be payable with respect to any contingent convertible security:

(a)	to, or to a third party on behalf of, a holder of contingent convertible securities who is liable to such taxes, duties, assessments or governmental charges in respect of such contingent convertible securities by reason of the holder of contingent convertible securities having some connection with the United Kingdom other than the mere holding of such contingent convertible securities;

(b)	unless the holder of contingent convertible securities is unable to avoid such withholding or deduction by satisfying any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to a paying agent or the relevant tax authorities (as applicable) or by notifying (and/or presenting evidence of such notification to) any tax authorities of such payment of principal or interest or by presenting the relevant contingent convertible securities at the specified office of another paying agent (whether within or outside the European Union);

(c)	more than 30 days after the date on which such payment first becomes due;

(d)	to, or to a third party on behalf of, a holder of contingent convertible securities who is not the sole beneficial owner of the contingent convertible securities, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; or

(e)	where such withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC (as amended from time to time) or any other EU directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives.

We will agree in the contingent convertible securities indenture that at least one paying agent for the contingent convertible securities will be located outside the United Kingdom. We also undertake that we will maintain a paying agent in an EU Member State that will not be obliged to withhold or deduct taxes pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the contingent convertible securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any contingent convertible additional amounts on account of any such deduction or withholding required pursuant to FATCA.

References in this prospectus to principal of (and premium, if any, on) and interest on contingent convertible securities will be deemed also to refer to any contingent convertible additional amounts which may be payable under the foregoing provisions.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

Modifications of, and amendments to, the contingent convertible securities indenture with respect to the contingent convertible securities of a series may be made by us and the trustee, without the consent of the holders of the contingent convertible securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the contingent convertible securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding contingent convertible security affected thereby:

•	change the principal amount of, or any premium or rate of interest with respect to, any contingent convertible security;

•	change our obligation, or any successor’s, to pay contingent convertible additional amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the contingent convertible securities indenture or to waive compliance with certain provisions of the contingent convertible securities indenture and any past contingent convertible event of default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent convertible securities indenture;

•	modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the contingent convertible securities indenture relating to the waiver of any past contingent convertible event of default or covenants, except as otherwise specified.

The holders of not less than a majority in principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the contingent convertible securities indenture before the time for such compliance.

In addition, material variations in the terms and conditions of contingent convertible securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordination

Payment of the principal of (and premium, if any) and interest, if any, on a series of contingent convertible securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Contingent Convertible Events of Default

Unless the relevant prospectus supplement provides otherwise, a “contingent convertible event of default” with respect to the contingent convertible securities will result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the contingent convertible securities, if a contingent convertible event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities (and any accrued but unpaid interest) to be due and payable immediately. However, if the contingent convertible event of default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences will be rescinded.

Other than the limited remedies specified above, on the occurrence of a contingent convertible event of default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto; provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses will survive any such contingent convertible event of default and will not be subject to any subordination provisions applicable to the contingent convertible securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities in response to such contingent convertible event of default under the provisions of the contingent convertible securities indenture and provided that any payments on the contingent convertible securities of such series are subject to the subordination provisions set forth in the contingent convertible securities indenture.

Waiver of Contingent Convertible Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive any past contingent convertible event of default or default under the contingent convertible securities indenture with respect to contingent convertible securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any instalment of interest on any contingent convertible securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding contingent convertible security affected by it. Upon any such waiver, such contingent convertible event of default or default will cease to exist, and any contingent convertible event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other contingent convertible event of default or default or impair any right consequent thereon.

Set-off

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of contingent convertible securities, by their acceptance thereof, and the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the contingent convertible securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of contingent convertible securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a contingent convertible event of default has occurred and remains uncured.

•	The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee take action because of the contingent convertible event of default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the contingent convertible securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•	any successor corporation expressly assumes our obligations under the contingent convertible securities and the contingent convertible securities indenture and, if applicable, the provisions for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no contingent convertible event of default or default, and no event that, after notice or lapse of time, or both, would become a contingent convertible event of default or default, shall have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of contingent convertible securities, a holding company of us or any of our subsidiary undertakings or such holding company may assume our obligations (or those of any corporation which shall have previously assumed our obligations); provided that:

•	the successor entity expressly assumes such obligations by an amendment to the contingent convertible securities indenture, in a form satisfactory to the trustee, and we will, by an amendment to the contingent convertible securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the contingent convertible securities of such series) all of such successor entity’s obligations under the contingent convertible securities of such series and the contingent convertible securities indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the contingent convertible securities indenture and as described under the section headed “Additional Amounts,” references to such successor entity’s country of organization will be added to the references to the United Kingdom);

•	the successor entity confirms in such amendment to the contingent convertible securities indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the contingent convertible securities indenture and as described under the section headed “Additional Amounts” (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the United Kingdom);

•	immediately after giving effect to such assumption of obligations, no contingent convertible event of default or default and no event which, after notice or lapse of time or both, would become a contingent convertible event of default or default with respect to contingent convertible securities of such series will have occurred and be continuing; and

•	such assumption occurs in accordance with applicable law and regulations (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA).

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the contingent convertible securities indenture with respect to the contingent convertible securities of such series with the same effect as if the successor entity had been named under the contingent convertible securities indenture.

Trustee’s Duties

If a contingent convertible event of default occurs and is continuing with respect to the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a contingent convertible event of default with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any contingent convertible event of default it knows about, unless the contingent convertible event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determines in good faith that withholding of notice is in the interest of the holders.

UK Bail-in Power

Unless otherwise specified in the relevant prospectus supplement, we expect the contingent convertible securities will be subject to the exercise of the UK bail-in power by the PRA or other relevant UK resolution authority and the terms of the debt securities to include certain consents with respect to the exercise of the UK bail-in power by the PRA or other relevant UK resolution authority. Such consents are expected to be governed by, and construed in accordance with, the laws of England and Wales.

If applicable, the relevant prospectus supplement is expected to describe related provisions and risks with respect to the UK bail-in power, including certain waivers by the holders of debt securities of certain claims against the trustee, to the extent permitted by the Trust Indenture Act.

Governing Law

Except as stated above, the contingent convertible securities indenture and the contingent convertible securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordination” and “UK Bail-in Power.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of the courts of the State of New York and the US federal courts located in the City of New York with respect to any action that may be brought in connection with the contingent convertible securities indenture or the contingent convertible securities of any series and have appointed HSBC North America Holdings Inc. as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares, or preference share ADSs, of a corresponding series will be summarized in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the “Articles of Association”), shareholders resolutions passed at our annual general meeting (“AGM”) relating to the directors’ authority to allot dollar preference shares, and any resolutions adopted by our board of directors or one of its authorized committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

At the 2014 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the UK Companies Act 2006, as amended (the “Companies Act 2006”), to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount. In relation to dollar preference shares, the aggregate nominal amount is US$150,000 (in the form of 15,000,000 non-cumulative preference shares of $0.01 each). This authority will expire at the conclusion of the 2015 AGM or at the close of business on June 30, 2015, whichever is earlier. We then will need to seek a new general authority to allot shares.

Pursuant to this general authority to allot, and in accordance with the powers granted to them by our Articles of Association, our board of directors or a committee authorized by it can authorize the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in our Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in US dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

The dollar preference shares of any series will initially be issued in bearer form and deposited with The Bank of New York Mellon, the depositary, against the issuance of American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by preference share ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of preference share ADSs. These preference share ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See “Description of Preference Share ADSs.”

The holder can transfer title to dollar preference shares of any series in registered form only by transfer and registration on the register for the dollar preference shares of the relevant series. Dollar preference shares of any series in registered form cannot be exchanged, in whole or in part, for dollar preference shares of the series in bearer form. The registration of transfer of dollar preference shares of any series can be made only on the register for the dollar preference shares of the series kept by the registrar at its office in the United Kingdom. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation—UK Taxation—Stamp Taxes.” Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to its particular series of shares, including:

•	the designation of the dollar preference shares of the series and number of shares offered in the form of preference share ADSs;

•	the liquidation value per share of the dollar preference shares of the series;

•	the price at which the dollar preference shares of the series will be issued;

•	the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

•	any redemption provisions; and

•	any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of the series.

Dividends

The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

The declaration and payment of dividends on each series of dollar preference shares will be subject to the sole and absolute discretion of our board of directors. Our board of directors will not, however, declare and pay dividends on each series of dollar preference shares on each dividend payment date where, in our opinion:

•	payment of the dividend would cause us not to meet applicable capital adequacy requirements of the PRA; or

•	the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required, first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of the series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of the series are paid for any future dividend period.

We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York Mellon as holder of the shares underlying the preference share ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a US dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of preference share ADSs, see “Description of Preference Share ADSs—Share Dividends and Other Distributions.”

If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of the series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of that series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in US dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of the series are not paid in full, the holders of the dollar preference shares of the series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of the series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

Subject to the UK Companies Act 1985, as amended (the “Companies Act 1985”), and the Companies Act 2006, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of the series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of the particular series. In respect of each dollar preference share redeemed, we shall pay in US dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

•	the redemption date;

•	the particular dollar preference shares to be redeemed;

•	the redemption price; and

•	the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a US dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the Notice of Redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including the Companies Act 1985, the Companies Act 2006 and US federal securities laws) and applicable regulations of the Financial Conduct Authority in its capacity as the United Kingdom Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing PRA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the PRA.

Voting Rights

The holders of the dollar preference shares having a registered address within the United Kingdom are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we shall have paid in full the dividends on the dollar preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person shall have one vote and on a poll each holder of dollar preference shares present in person or by proxy shall have one vote per share.

In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights.”

Variation of Rights

The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

An extraordinary resolution requires the approval of three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF PREFERENCE SHARE ADSs

General

The following is a summary of the material provisions of the deposit agreement relating to HSBC’s preference share ADRs, or the preference share ADRs deposit agreement, between us, The Bank of New York Mellon, as the depositary, and all holders and beneficial owners from time to time of American Depositary Receipts, or ADRs, issued under that agreement. References in this section to ADSs shall refer to preference share ADSs.

This summary is subject to and qualified in its entirety by reference to the preference share ADRs deposit agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the preference share ADRs deposit agreement. Copies of the preference share ADRs deposit agreement and our Articles of Association are available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York, 10286.

American Depositary Receipts

The Bank of New York Mellon will deliver American Depositary Shares, or ADSs, evidenced by ADRs. Each ADS will represent ownership interests in one dollar preference share and the rights attributable to one dollar preference share that we will deposit with the custodian, which is currently The Bank of New York Mellon. Each ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to holders of ADSs.

As The Bank of New York Mellon will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights of a shareholder, through The Bank of New York Mellon. A preference share ADRs deposit agreement among us, The Bank of New York Mellon and you, as an ADS holder, sets out the obligations of The Bank of New York Mellon. New York law governs the preference share ADRs deposit agreement and the ADRs evidencing the ADSs.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

The Bank of New York Mellon will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

•	Cash. The Bank of New York Mellon will convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in US dollars, into US dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer US dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the preference share ADRs deposit agreement allows The Bank of New York Mellon to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, The Bank of New York Mellon will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole US dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Shares. The Bank of New York Mellon will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that The Bank of New York Mellon make this distribution and if we furnish The Bank of New York Mellon promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The Bank of New York Mellon will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If The Bank of New York Mellon does not distribute additional cash or ADSs, each ADS will also represent the new shares.

•	Rights to Purchase Additional Shares. If we offer holders of securities any rights, including rights to subscribe for additional shares, The Bank of New York Mellon may take actions necessary to make these rights available to you. We must first instruct The Bank of New York Mellon to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York Mellon determines that it is practical to sell the rights, The Bank of New York Mellon may sell the rights and allocate the net proceeds to holders’ accounts. The Bank of New York Mellon may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If The Bank of New York Mellon makes rights available to you, upon instruction from you it will exercise the rights and purchase the shares on your behalf. The Bank of New York Mellon will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay The Bank of New York Mellon the exercise price and any charges the rights require you to pay.

US securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs delivered after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

•	Other Distributions. The Bank of New York Mellon will send to you anything else we distribute on deposited securities by any means The Bank of New York Mellon thinks is equitable and practical. If, in the depositary’s opinion, it cannot make the distribution in that way, The Bank of New York Mellon may adopt another method of distribution that it considers to be equitable and practical—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary deliver ADSs?

The Bank of New York Mellon will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The Bank of New York Mellon will deliver additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to The Bank of New York Mellon of any necessary approvals of the governmental agency in the United Kingdom, if any, which is responsible for regulating currency exchange at that time. If required by The

Bank of New York Mellon, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York Mellon is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the preference share ADRs deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How do ADS holders cancel an ADS and obtain dollar preference shares?

You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of The Bank of New York Mellon. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York Mellon will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, The Bank of New York Mellon may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York Mellon.

Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges;

•	compliance with any US or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

•	any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the preference share ADRs deposit agreement.

Redemption of ADSs

If we exercise our right to redeem the dollar preference shares of a particular series, The Bank of New York Mellon will deliver for redemption dollar preference shares that have been deposited with The Bank of New York Mellon and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent The Bank of New York Mellon receives them, it shall distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the preference share ADRs deposit agreement and shall deliver new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York Mellon may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, The Bank of New York Mellon will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How do you vote?

If you are an ADS holder on a record date fixed by The Bank of New York Mellon, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask The Bank of New York Mellon to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

If we ask for your instructions, The Bank of New York Mellon, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

•	include all information included with the meeting notice sent by us to The Bank of New York Mellon;

•	include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

•	explain how you may instruct The Bank of New York Mellon to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, The Bank of New York Mellon must receive them on or before the date specified in the instructions. The Bank of New York Mellon will try, to the extent practical, subject to applicable law and the provisions of our Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The Bank of New York Mellon will only vote, or attempt to vote, as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York Mellon to vote your dollar preference shares. In addition, The Bank of New York Mellon and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Inspection of Transfer Books

The Bank of New York Mellon will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the preference share ADRs deposit agreement or the ADSs.

Reports and Other Communications

The Bank of New York Mellon will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by The Bank of New York Mellon as the holder of the deposited securities and are generally available to our shareholders. At our written request, The Bank of New York Mellon will also send copies of reports, notices and communications to you.

Fees and Expenses

The Bank of New York Mellon, as depositary, will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are delivered or holders of ADRs, as applicable:

For:			ADS holders must pay:

•	each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	•	$5.00 or less per 100 ADSs or portion thereof

•	each cancellation of an ADS, including if the preference share ADRs deposit agreement terminates	•	$5.00 or less per 100 ADSs or portion thereof

•	transfer and registration of shares on our share register from your name to the name of The Bank of New York Mellon or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares	•	registration or transfer fees

•	distribution of securities	•	an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited

•	conversion of foreign currency to US dollars	•	expenses of The Bank of New York Mellon

•	cable, telex and facsimile transmission expenses, if expressly provided in the preference share ADRs deposit agreement	•	expenses of The Bank of New York Mellon

•	servicing of dollar preference shares of any series or other deposited securities	•	expenses of The Bank of New York Mellon

•	as necessary	•	taxes and governmental charges which The Bank of New York Mellon or the custodian has to pay on any ADS or dollar preference share underlying an ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The Bank of New York Mellon may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York Mellon sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the par or nominal value of any of the dollar preference shares;

•	reclassify, split or consolidate any of the dollar preference shares;

•	distribute securities on any of the dollar preference shares that are not distributed to you; or

•	recapitalize, reorganize, merge, amalgamate, consolidate, sell our assets or take any similar action,

then the cash, shares or other securities received by The Bank of New York Mellon will become new deposited securities under the preference share ADRs deposit agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The Bank of New York Mellon may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Preference Share ADRs Deposit Agreement

How may the preference share ADRs deposit agreement be amended?

We may agree with The Bank of New York Mellon to amend the preference share ADRs deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective thirty days after The Bank of New York Mellon notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How may the preference share ADRs deposit agreement be terminated?

The Bank of New York Mellon will terminate the preference share ADRs deposit agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The Bank of New York Mellon may also terminate the agreement after notifying you if The Bank of New York Mellon informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

If any ADSs remain outstanding after termination, The Bank of New York Mellon will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the preference share ADRs deposit agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

At any time after one year after termination of the preference share ADRs deposit agreement, The Bank of New York Mellon may sell any remaining deposited securities by public or private sale. After that, The Bank of New York Mellon will hold the money it received on the sale, as well as any cash it is holding under the preference share ADRs deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The Bank of New York Mellon’s only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York Mellon.

Any amendment or termination of the preference share ADRs deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of The Bank of New York Mellon by another depositary or the termination of the preference share ADRs deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the preference share ADRs deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

The preference share ADRs deposit agreement expressly limits our obligations and the obligations of The Bank of New York Mellon. It also limits our liability and the liability of The Bank of New York Mellon. We and The Bank of New York Mellon:

•	are only obligated to take the actions specifically set forth in the preference share ADRs deposit agreement, without negligence or bad faith;

•	are not liable if either of us is prevented or delayed by law, any provision of our Articles of Association or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the preference share ADRs deposit agreement on your behalf or on behalf of any other party unless we are indemnified to our satisfaction;

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom we believe in good faith is competent to give us that advice or information; and

•	are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

In the preference share ADRs deposit agreement, we and The Bank of New York Mellon agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before The Bank of New York Mellon will deliver or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, The Bank of New York Mellon may require:

•	payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of The Bank of New York Mellon;

•	production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

•	compliance with regulations which The Bank of New York Mellon may establish from time to time consistent with the preference share ADRs deposit agreement, including presentation of transfer documents.

The Bank of New York Mellon may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of The Bank of New York Mellon are closed or at any time if The Bank of New York Mellon or we think it advisable to do so.

Pre-Release of ADSs

In certain circumstances, subject to the provisions of the preference share ADRs deposit agreement, The Bank of New York Mellon may deliver ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The Bank of New York Mellon may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to The Bank of New York Mellon. The Bank of New York Mellon may receive ADSs instead of the dollar preference shares to close out a pre-release. The Bank of New York Mellon may pre-release ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York Mellon in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

•	the pre-release must be fully collateralized with cash or collateral The Bank of New York Mellon considers appropriate; and

•	The Bank of New York Mellon must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York Mellon considers appropriate. In addition, The Bank of New York Mellon will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although The Bank of New York Mellon may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The preference share ADRs deposit agreement is governed by the law of the State of New York, without regard to conflicts of law principles.

DESCRIPTION OF ORDINARY SHARES

HSBC Holdings’ ordinary shares of nominal value $0.50 each (the “shares”) will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities).

The following is a summary of the material terms of the shares, as set out in the Articles of Association and relevant provisions of the Companies Act 2006. Holders of the shares (the “shareholders”) are encouraged to read the Articles of Association and shareholders’ resolutions passed at HSBC Holdings’ AGM relating to the authority of our board of directors (the “board”) to allot shares. A copy of the Articles of Association has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

At the 2014 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the Companies Act 2006 to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount.

Subject to certain specified limitations described below, the board was given the authority to allot shares (a) up to an aggregate nominal amount of $1,886,422,044, including for the allotment of shares and rights to subscribe for, or to convert any security into, shares pursuant to the terms of any share plan for employees of HSBC, (b) up to an aggregate nominal amount of $3,144,036,740 in connection with (i) an offer or invitation to (x) shareholders, in proportion to the respective number of shares held by them, and (y) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (ii) any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association, (c) comprising equity securities (as defined in section 560 of the Companies Act 2006) up to an aggregate nominal amount of $6,288,073,480 in connection with a rights issue to (i) shareholders, in proportion to the respective number of shares held by them, and (ii) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (d) up to an aggregate nominal amount of £150,000 (in the form of 15,000,000 non-cumulative preference shares of £0.01 each), €150,000 (in the form of 15,000,000 non-cumulative preference shares of €0.01 each) and US$150,000 (in the form of 15,000,000 non-cumulative preference shares of US$0.01 each). However, (i) no more than $3,144,036,740 can be allotted or granted under clauses (a) and (b) on a combined basis, (ii) no more than $6,288,073,480 can be allotted under clauses (a), (b) and (c) on a combined basis and (iii) otherwise than pursuant to an allotment or grant pursuant to clauses (b), (c) and (d) or an allotment or grant pursuant to the terms of any share plan for employees of HSBC, the nominal amount of shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted by the board wholly for cash cannot in aggregate exceed $471,605,511.

In addition, the board was given the authority to allot shares up to an aggregate nominal amount of $2,250,000,000 in relation to any issue by HSBC Holdings of contingent convertible securities that automatically convert into or are exchanged for shares in prescribed circumstances. See “Description of Contingent Convertible Securities.”

These authorities will expire at the earlier of the conclusion of the 2015 AGM or at the close of business on June 30, 2015, following which we will need to seek a new general authority to allot shares.

HSBC Holdings maintains a principal share register in London and overseas branch share registers in Bermuda and Hong Kong.

Voting

Unless otherwise required by the Companies Act 2006 or the Articles of Association, the shareholders vote by ordinary resolution (such as for the election of directors, the declaration of a dividend, the appointment of auditors or the grant of authority to allot shares) at general meetings.

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, HSBC Holdings may, pursuant to the Uncertificated Securities Regulations 2001 (as amended) (the “Regulations”), specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members of HSBC Holdings kept pursuant to the Companies Act 2006 (the “Principal Register”) or a register of members resident in Hong Kong (the “Hong Kong Branch Register”) or a register of members resident in any such other countries or territories that the board may from time to time, in its sole discretion, determine (together with the Hong Kong Branch Register, the “Overseas Branch Registers”) in order to have the right to attend or vote at the meeting.

Subject to the restrictions referred to under “Restrictions on Voting” and any special voting rights or restrictions attached to any class of shares, ordinary resolutions will be decided on a show of hands by a simple majority of shareholders present and voting at the meeting where each shareholder has one vote, regardless of the number of shares held, unless a poll is demanded. On a poll, every holder who is present in person or by proxy and entitled to vote will have one vote for each share held. Holders of record of shares may appoint a proxy to attend and vote on their behalf.

The chairman of the meeting has the casting vote in the event of a tie in either a show of hands or poll vote, in addition to any other vote he may have.

HSBC Holdings will send out written notice at least 21 days before an annual general meeting or a general meeting convened to consider a special resolution, and at least 14 days before all other general meetings. For general meetings to be valid, at least three shareholders entitled to vote must be present in person or by proxy.

For the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a general meeting, the board may make from time to time such arrangements as the board, in its absolute discretion, considers to be appropriate. In any such case, the board will direct that the meeting be held at a specified place, where the chairman of the meeting will preside, and make arrangements for simultaneous attendance and participation by shareholders and proxies at other locations. The chairman of a general meeting has express authority to interrupt or adjourn the meeting if, in his opinion, it has become necessary to do so in order to secure the proper conduct of the meeting. Annual general meetings are to be held at such time and in such place as the board may determine.

A corporate shareholder may appoint a representative to attend and vote at a general meeting on its behalf.

Disclosure of Interests in Shares

The Disclosure and Transparency Rules of the UK Financial Conduct Authority require any person to notify HSBC Holdings and the UK Financial Conduct Authority if the voting rights held by such person through its direct or indirect holding of shares or certain financial instruments reach, exceed or fall below 3% and each 1% threshold thereafter up to 100%. For the purposes of determining whether a person has such a notification obligation, certain voting rights in HSBC Holdings may be disregarded under the Disclosure and Transparency Rules,

Section 793 of the Companies Act 2006 gives HSBC Holdings the power to require persons whom it believes to be, or to have been within the previous three years, interested in its voting shares to disclose prescribed particulars of those interests. Under Section 794 of the Companies Act 2006, and Article 85 of the

Articles of Association, failure to supply the information required may lead to disenfranchisement of the relevant shares and, where those shares represent at least 0.25% of the shares in issue, a prohibition on their transfer and receipt of dividends and other payments in respect of those shares.

A similar power is given to HSBC Holdings by the Securities (Disclosure of Interests) Ordinance, which applies to companies listed on the Stock Exchange of Hong Kong (“SEHK”).

Restrictions on Voting

Any shareholder (or any other person appearing to be interested in the shares) who has been served with a notice under section 793 of the Companies Act 2006, as described above, and has not given HSBC Holdings any information required by the notice within 14 days from receiving the notice, will not be entitled to be present or to vote either personally or by proxy at a general meeting, unless the directors determine that this restriction should not apply.

A shareholder can vote (whether in person or by proxy) and exercise other rights or privileges as a shareholder only if he has paid all calls or other amounts presently due.

Dividends and Other Distributions

HSBC Holdings may declare dividends by ordinary resolution, but it may not pay dividends in excess of the amount recommended by its board. Except as otherwise provided by the terms of issue or special rights of any shares, dividends are declared and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividends are paid. The board may declare and pay interim dividends as appears to the board to be justified by the profits available for distribution. Dividends declared but not yet paid do not bear interest. The board may deduct from any dividend declared but not yet paid to any person any amounts due from that person to HSBC Holdings on account of calls or otherwise in relation to the shares. The board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the board may determine, offer to any holder of shares the right to elect to receive shares of the same or a different currency, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution.

On any distribution by way of capitalisation, the amount to be distributed will be appropriated among the shareholders (whether or not fully paid) in proportion to their holdings of shares and such amount will be applied on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them, or in paying up in full unissued shares or debentures of HSBC Holdings of a nominal amount equal to that amount, and the shares or debentures will be allotted to those shareholders.

All dividends will be apportioned and paid proportionately to the percentage of the nominal amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it will rank for dividend as from a particular date, it will rank for dividend accordingly. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency as the board may determine. If and whenever the shares on which a dividend is declared are denominated in different currencies, the dividend will be declared in a single currency.

Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend may be forfeited and revert to HSBC Holdings. No dividends or other monies payable on or in respect of a share will bear interest against HSBC Holdings.

Liquidation

Shares rank pari passu with each other in all respects. If HSBC Holdings is wound up, after payment of all liabilities, preferred shares and the deduction of any provision made under section 719 of the Companies Act

2006 or section 187 of the Insolvency Act 1986 (which enables the liquidator to make payments to employees or former employees on the cessation or transfer of HSBC Holdings’ business), the remaining assets available for distribution to holders of the shares will be distributed among the shareholders in proportion to the number of shares that they hold. On the date of the distribution, the amount paid to any shareholder whose shares are not fully paid up will be reduced to reflect the amount owed. After receiving approval of the shareholders by an extraordinary resolution and meeting any legal requirements, the liquidator may divide the assets in kind among the shareholders in the manner that it sees fit.

Untraced Shareholders

HSBC Holdings can sell any shares of a holder (including any further shares issued in respect of those shares) if such holder has not cashed any cheque, order or warrant payable and HSBC Holdings has not received any communication in respect of the shares from the relevant shareholder (or other person entitled to the shares) for a period of 12 years during which at least three dividends were payable with respect to the shares. HSBC Holdings must advertise its intention to sell the shares in newspapers published in the United Kingdom and one newspaper circulating in the area of the address on the register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 167.3 of the Articles of Association (unless any such address shall be in Hong Kong), and in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong (in the manner specified in the Articles of Association) and inform the stock exchanges on which the shares and HSBC Holdings’ American depository shares are listed and traded.

HSBC Holdings may then sell the shares if it does not receive any response from the shareholder within three months of publishing the advertisements. After selling the shares, HSBC Holdings will owe the former shareholder (or other person previously entitled to the shares) only the sale amount, without interest.

Transfer of Shares

The shares may be transferred by an instrument in any usual form or in any other form acceptable to the board. The board may refuse, in their absolute discretion, to register a transfer, unless:

•	the ordinary shares are fully paid (provided that the board will not refuse to register a transfer if to do so would prevent dealing in the shares taking place on an open and proper basis);

•	it is duly stamped (if required);

•	it is duly presented for registration together with the share certificate and other evidence of title as the board reasonably require;

•	it is in respect of only one class of shares;

•	it is in favor of a single transferee or not more than four joint transferees; and

•	HSBC Holdings has no lien on the shares.

Moreover, a transfer of shares will not be registered if the holder has failed to provide the required particulars as described under “Disclosure of Interests in Shares.”

The transferor will remain the holder of the shares concerned until the name of the transferee is entered in the share register in respect of the transfer.

If the board refuses to register a transfer of a share, it must inform the transferee of its refusal within two months of receiving the transfer request, together with the reasons for the refusal. The board must return the refused instrument of transfer to the person depositing it, except in the case of suspected fraud.

The registration of transfers may be suspended at any time and for any periods as the board may determine.

Unless expressly provided by the Articles of Association or required by law or court order, HSBC Holdings cannot recognize any person other than the registered holder of a share as the owner of such share.

The board is required to keep the following registers of its members:

•	in the UK, the Principal Register;

•	in Hong Kong, the Hong Kong Branch Register; and

•	the Overseas Branch Registers.

Subject to applicable law, any class of shares may be held, registered, converted to, transferred or otherwise dealt with, in uncertificated form or certificated form and converted from uncertificated form to certificated form in accordance with the Regulations and the practices instituted by Euroclear UK & Ireland Limited, or such other person as may from time to time be approved by Her Majesty’s Treasury under the Regulations as operator of the relevant system.

Variation of Class Rights and Alteration of Share Capital

Subject to the provisions of the Companies Act 2006, the consent in writing of the holders of at least three-quarters in nominal value of the issued shares in a class, or the sanction by the shareholders of that class of a special resolution passed at a separate general meeting, is required to vary or abrogate the rights of the class, unless otherwise provided by the terms of issue of the shares of that class. Two persons holding or representing by proxy at least one-third of the nominal amount of the shares of the relevant class must be present for the separate general meeting to be valid (except at an adjourned meeting, at which the quorum will be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll. The issuance of new shares ranking in priority to, or pari passu with, an existing class of shares is not considered to be a “variation” in the rights of already existing shares, unless the existing shares provide so expressly.

HSBC Holdings may also vary or abrogate rights attached to the shares by a special resolution without the separate consent or sanction of the holders of any class of shares so long as the rights attached to all the shares are varied or abrogated in the same manner and to the same extent.

HSBC Holdings may issue shares with rights or restrictions as it sees fit, including redeemable shares, so long as it does so in accordance with the Companies Act 2006 and the Articles of Association and without reducing any rights attached to any existing shares.

As a matter of English law, HSBC Holdings may:

•	by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person; and

•	by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Pre-emptive Rights

As HSBC Holdings is a company incorporated in the United Kingdom, in general, its shareholders have automatic pre-emptive rights pursuant to section 561 of the Companies Act 2006. However, these pre-emptive rights can be overridden by a special resolution of shareholders.

Lien on Shares

HSBC Holdings has a lien on shares which are not fully paid (to the extent permitted by the Companies Act 2006). The board may waive the lien in whole or in part, or temporarily, and may sell shares subject to a lien as it sees fit. On the terms set out in the Articles of Association, the board is entitled to sell a share subject to the lien only after giving 14 days’ notice of its intent to sell in default. The proceeds of sale will first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Calls

From time to time the board may make calls on the shareholders for any amounts unpaid on the shares. These calls must be made with 14 days’ notice specifying the time, place and manner of payment, which may include payment in installments. The person on whom a call is made remains liable for the call despite any subsequent transfer of the shares on which the call was made. The joint holders of a share are jointly and severally liable for the payment of all calls.

Shareholders who have not paid all calls (and any accrued interest) due are not entitled to receive a dividend or vote at shareholders’ meetings either in person or by proxy (except as proxy for another member), are not counted as present and may not form part of a quorum.

Forfeiture of Shares

If any shareholder does not pay any part of any call on or before the payment date, the board may send the shareholder a notice of the amount unpaid (including interest and other costs and expenses incurred by HSBC Holdings) and if the shareholder does not pay the amount owed on a date not less than 14 days after receiving the notice, the board, by resolution, may forfeit the relevant share at any time before full payment is made. The forfeited share and any dividends declared or other monies payable in respect of the forfeited share will then become the property of HSBC Holdings. A shareholder whose shares have been forfeited will cease to be a shareholder in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to HSBC Holdings all monies which at the date of forfeiture were presently payable together with interest without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Purchase of Shares

HSBC Holdings can purchase any of its own shares of any class, including any redeemable shares, in any manner that it deems fit, subject to the provisions of the Companies Act 2006, the Hong Kong Code on Share Repurchases, the Exchange Act, the listing rules of the UKLA, the SEHK and the New York Stock Exchange, and the Articles of Association.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

There are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the shares in the Articles of Association. However, pursuant to the City Code on Takeovers and Mergers, subject to certain exemptions a mandatory offer must be made for our shares where a bidder together with any concert parties acquires an interest in shares carrying 30% or more of the voting rights carried by our shares; or if a bidder, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights carried by our shares increases the percentage of shares carrying voting rights in which they are interested. Such mandatory offer must be made in cash (or be accompanied by a cash alternative) and be at a level of no less than the highest price paid by the bidder or any concert party for any interest in shares of the relevant class during the 12 months prior to the announcement of the offer. In addition, the Companies Act 2006 provides a bidder with a right to squeeze out minority shareholders (section 979 of the Companies Act 2006) and minority shareholders with a right to be bought out (section 983 of the Companies Act 2006), in each case where such bidder has acquired, or has unconditionally contracted to acquire, both 90% in value of our shares and 90% of the voting rights carried by the shares.

TAXATION

This section discusses (i) material US federal income tax consequences of the ownership of the dollar preference shares, preference share ADSs and debt securities by certain beneficial holders thereof, and (ii) material UK tax consequences of the ownership of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities and debt securities by certain beneficial holders thereof. This section does not discuss material US federal income tax consequences of owning contingent convertible securities and ordinary shares. Material US federal income tax consequences of owning contingent convertible securities and ordinary shares will be described in the relevant prospectus supplement.

This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the United Kingdom for UK tax purposes at any material time (an “Eligible US Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities, as applicable, and of any dividends or interest that you receive;

•	an individual resident or citizen of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

•	not also a resident of the United Kingdom for UK tax purposes.

If you hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in connection with the conduct of business or the performance of personal services in the United Kingdom or otherwise in connection with a branch, agency or permanent establishment in the United Kingdom, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold dollar preference shares, preference share ADSs, or debt securities and, in the case of the UK tax disclosure only, ordinary shares or contingent convertible securities, as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for US federal income tax purposes, persons that control (directly or indirectly) 10 percent or more of our voting stock or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and US persons whose functional currency is not the US dollar. In addition, this discussion does not address any aspects of the Medicare contribution tax on net investment income.

This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments (other than contingent convertible securities) that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular security.

The statements regarding US and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date of this prospectus. These laws and practices are subject to change without notice, possibly with retrospective effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

For purposes of the Treaty and the US Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of ADSs will be treated as owners of the underlying shares. Deposits and withdrawals of shares in exchange for ADSs will not result in the realization of gain or loss for US federal income tax purposes.

UK Taxation

Taxation of Debt Securities and Contingent Convertible Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities or contingent convertible securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security or a contingent convertible security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities or contingent convertible securities are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange, the London Stock Exchange and the Irish Stock Exchange are currently recognized for these purposes. Debt securities and contingent convertible securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. Debt securities and contingent convertible securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Debt securities and contingent convertible securities will be treated as listed on the Irish Stock Exchange if they are (i) included in the Official List of the Irish Stock Exchange and (ii) admitted to trading on the Global Exchange Market of the Irish Stock Exchange.

In other cases (save as may be described in the relevant prospectus supplement), interest would be paid after deduction of UK income tax at the rate of 20 percent, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and must be accompanied by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on a debt security or a contingent convertible security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Provision of Information

HMRC has powers to obtain information relating to securities in certain circumstances. This may include details of the beneficial owners of the securities (or the persons for whom the securities are held), details of the persons to whom payments derived from the securities are or may be paid, and information and documents in connection with transactions relating to the securities. Information may be required to be provided by, amongst others, the holders of the securities, persons by or through whom payments derived from the securities are made or who receive such payments (or who would be entitled to receive such payments if they were made), persons who effect or are a party to transactions relating to the securities on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security or a contingent convertible security.

Taxation of Ordinary Shares, Dollar Preference Shares and Preference Share ADSs

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on ordinary shares, dollar preference shares and preference share ADSs representing them.

Payments of dividends on ordinary shares, dollar preference shares and preference share ADSs will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on any capital gain realized on the disposal (including redemption) of an ordinary share, dollar preference share or preference share ADS.

Stamp Taxes

Debt Securities and Contingent Convertible Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities and contingent convertible securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue; the prospectus supplement relating to any particular series of debt securities or contingent convertible securities will summarize the applicable UK stamp duty and stamp duty reserve tax treatment.

Ordinary Shares, Dollar Preference Shares and Preference Share ADSs. UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of transfers of, or agreements to transfer, the ordinary shares or the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire ordinary shares or dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

No UK stamp duty or stamp duty reserve tax will be payable on the issue of ordinary shares or dollar preference shares.

In practice, no UK stamp duty should be payable on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer or written agreement to transfer are executed and remain at all times outside the United Kingdom. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

Inheritance Tax

An ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the United Kingdom will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security except in certain cases where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the United Kingdom), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the United Kingdom in a case where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

EU Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income (the “ Savings Directive”), each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg will (unless during such period they elect otherwise) instead operate a withholding system in relation to such payments. Under such a withholding system, the beneficial owner of the interest payment must be allowed to elect that certain provision of information procedures should be applied instead of withholding. The rate of withholding is 35%. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income. The Luxembourg government has announced that Luxembourg will elect out of the withholding system in favor of automatic exchange of information with effect from 1 January 2015.

A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures to the Savings Directive.

On 24 March 2014 the Council of the European Union adopted a Directive amending the Savings Directive (the “Amending Directive”) which, when implemented, will broaden the scope of the rules described above. The Member States will have until 1 January 2016 to adopt national legislation necessary to comply with the Amending Directive. The changes made under the Amending Directive include extending the scope of the

Directive to payments made to, or secured for, certain other entities and legal arrangements (including trusts and partnerships), where certain conditions are satisfied. They also broaden the definition of “interest payment” to cover income that is equivalent to interest. Investors who are in any doubt as to their position should consult their professional advisers.

US Taxation

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

US Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for US federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of US federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for US federal income tax purposes. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of interest on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting).

In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars at that time.

If you use the accrual method of accounting, you generally must translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Purchase, Sale, or Retirement

Your basis in a senior debt security or dated subordinated debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and reduced by any amortized premium and any payments other than qualified stated interest (as described below). In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount and premium will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not in itself result in taxable gain or loss for an Eligible US Holder.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realized generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

If you are an accrual basis taxpayer the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. Eligible US Holders of such debt securities should be aware that, as described in greater detail below, they generally must include original issue discount in ordinary gross income for US federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The stated redemption price at maturity of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to Eligible US Holders of any such debt securities in the relevant prospectus supplement.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the “annual yield to maturity” and the “qualified stated interest” will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.)

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)	translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in US dollars. Also, exchange gain or loss will be recognized when the original issue discount is paid or when you dispose of the discount security as accrued original issue discount is treated as accrued interest for purposes of determining an Eligible US Holder’s exchange gain or loss. See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisors with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Taxation of Dollar Preference Shares, Preference Share ADSs and Undated Subordinated Debt Securities

US Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. The discussion of US federal income tax consequences in this section assumes that the undated subordinated debt securities will be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax advisor regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Dividend

If we pay dividends (including interest on undated subordinated securities for this purpose), you must include those dividends in your income when you receive them without regard to your method of tax accounting. The dividends are expected to be treated as foreign source income. If you receive dividend payments denominated in foreign currency, you should determine the amount of your dividend income by converting the foreign currency into US dollars at the exchange rate in effect on the date of your (or the depositary’s, in the case of preference share ADSs) receipt of the dividend.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends (including interest on undated subordinated securities treated as equity; see “—US Tax Characterization of Undated Subordinated Securities”) received by a non-corporate Eligible US Holder will be subject to US taxation at preferential rates if the dividends are “qualified dividends.” The dividends generally will be qualified dividends if we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for US federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2013 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate in light of your particular situation and regarding the computation of your foreign tax credit, if any, with respect to any qualified dividend income you receive.

Sale, Exchange or Retirement

You will generally recognize capital gain or loss on a sale, exchange or redemption (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realized (excluding any amounts treated as dividends for US federal income tax purposes) and your tax basis in the instrument. You should consult your own tax adviser as to the US federal income tax consequences of a redemption of any redeemable shares (including dollar preference shares) or preference share ADSs. If you acquired a dollar preference share, preference share ADS or undated subordinated debt security as part of a unit comprising more than one share, preference share ADS or undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, preference share ADSs or undated subordinated debt securities for more than one year at the time of disposition. The net amount of long-term capital gain realized by an individual holder generally is subject to taxation at reduced rates. A holder’s ability to offset capital losses against ordinary income is limited.

US Information Reporting and Backup Withholding

Dividends, interest and proceeds from the sale or other disposition of dollar preferred shares, preference share ADSs or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is a corporation, other exempt recipient or a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s US federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup-withholding rule by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

Foreign Account Tax Compliance Act

As a result of FATCA and related intergovernmental agreements, holders of dollar preference shares, preference share ADSs and debt securities may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. It is also possible that payments on the dollar preference shares, preference share ADSs, and debt securities may be subject to a withholding tax of 30% beginning on January 1, 2017 as a result of FATCA, unless we enter into an agreement with the Internal Revenue Service (“IRS”) (or are subject to an intergovernmental agreement) pursuant to which we would be required to satisfy certain due diligence and reporting requirements with respect to our US account holders. We will not pay additional amounts (as such term is used under “Debt Securities—Additional Amounts”) on account of any withholding tax imposed by FATCA.

The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the “US—UK IGA”). Pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA, we may be required to comply with certain reporting requirements. Holders of securities therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for HMRC, and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US—UK IGA and applicable UK regulations implementing the US—UK IGA. With respect to securities that are treated as debt for US federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final US Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register.

FATCA is particularly complex. Each prospective holder of securities should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each holder in its particular circumstance.

UNDERWRITING (CONFLICTS OF INTEREST)

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter, dealer or agent in connection with an offering of securities has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of securities to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State:

(a)	if the final terms in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”) following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable, and the Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter, dealer or agent for any such offer; or

(d)	at any time in other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (b) to (d) above shall require the Issuer or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities represents and agrees that:

(a) in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

Conflicts of Interest

HSBC Securities (USA) Inc., an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by HSBC Securities (USA) Inc., each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of HSBC Holdings plc will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In addition, HSBC Securities (USA) Inc. may use this prospectus in connection with offers and sales related to market-making activities. HSBC Securities (USA) Inc. may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

In compliance with FINRA guidelines the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to this prospectus and any applicable prospectus supplement will not exceed 8% of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8%.

Market-Making Resales

This prospectus may be used by HSBC Securities (USA) Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of HSBC Holdings plc may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

HSBC Holdings plc does not expect to receive any proceeds from market-making transactions. HSBC Holdings plc does not expect that HSBC Securities (USA) Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to HSBC Holdings plc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSBC Securities (USA) Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSBC Securities (USA) Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and our English solicitors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as at December 31, 2013 and December 31, 2012 and for each of the three years ended December 31, 2013, 2012 and 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 appearing in our Annual Report on Form 20-F for the year ended December 31, 2013 have been incorporated by reference herein in reliance on the report of KPMG Audit Plc, independent registered public accounting firm and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HSBC Holdings plc

Subordinated Debt Securities

Senior Debt Securities

Contingent Convertible Securities

Non-cumulative Dollar-denominated Preference Shares

Ordinary Shares and

American Depositary Shares

PROSPECTUS

July 31, 2014

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Article 168.1 of the Registrant’s Articles of Association provides:

“Subject to the provisions of the 2006 Act, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution and/or discharge of his duties or exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office, provided that this Article 168.1 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 168.1, or any element of it, to be treated as void under the 2006 Act.”

The relevant provisions of the Companies Act of 2006 (referred to as the Act in Article 168.1) are sections 205, 206, 232, 233, 234, 235, 236, 463 and 1157. Section 205 provides:

“(1) Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc) for anything done by a company—(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him—(i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or (b) to enable any such director to avoid incurring such expenditure, if it is done on the following terms.

(2) The terms are—(a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of—(i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and (b) that it is to be so repaid or discharged not later than—(i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3) For this purpose a conviction, judgment or refusal of relief becomes final—(a) if not appealed against, at the end of the period for bringing an appeal; (b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4) An appeal is disposed of—(a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.

(5) The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 206 provides:

“Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc) for anything done by a company—(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself—(i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (b) to enable any such director to avoid incurring such expenditure.”

Section 232 provides:

“(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—(a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

Section 233 provides:

“Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

Section 234 provides:

“(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director—(i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—(a) a conviction, judgment or refusal of relief becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 235 provides:

“(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—(a) a conviction becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c.12) that is established under a trust.”

Section 236 provides:

“(1) This section requires disclosure in the directors’ report of—(a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision. Such provision is referred to in this section as “qualifying indemnity provision.”

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.”

Section 463 provides:

“(1) The reports to which this section applies are—(a) the directors’ report, (b) the directors’ remuneration report, and (c) a summary financial statement so far as it is derived from either of those reports.

(2) A director of a company is liable to compensate the company for any loss suffered by it as a result of— (a) any untrue or misleading statement in a report to which this section applies, or (b) the omission from a report to which this section applies of anything required to be included in it.

(3) He is so liable only if—(a) he knew the statement to be untrue or misleading or was reckless as to whether it was untrue or misleading, or (b) he knew the omission to be dishonest concealment of a material fact.

(4) No person shall be subject to any liability to a person other than the company resulting from reliance, by that person or another, on information in a report to which this section applies.

(5) The reference in subsection (4) to a person being subject to a liability includes a reference to another person being entitled as against him to be granted any civil remedy or to rescind or repudiate an agreement.

(6) This section does not affect—(a) liability for a civil penalty, or (b) liability for a criminal offence.”

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against—(a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—(a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Item 9. Exhibits

Number	Description

1.1	Form of Underwriting Agreement for debt securities.*

1.2	Form of Underwriting Agreement for contingent convertible securities.**

3	Memorandum and Articles of Association of HSBC Holdings plc (incorporated by reference to Exhibit 1.1 to HSBC Holdings plc’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 8, 2011).

4.1	Form of Indenture relating to the dated debt securities.*

4.2	Form of Indenture relating to the undated debt securities.***

4.3	Form of Indenture relating to the senior debt securities. ****

4.4	Form of Indenture relating to the contingent convertible securities.

Number	Description

4.5	Form of share warrant representing dollar preference shares in bearer form.***

4.6	Form of share certificate representing dollar preference shares in registered form.***

4.7	Form of preference share ADRs deposit agreement.***

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.

23.1	Consent of KPMG Audit Plc.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).

23.4	Consent of Wing Lui.

23.5	Consent of C G Singer.

24	Powers of attorney.*

25.1	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for dated subordinated debt securities).*

25.2	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for undated subordinated debt securities).*

25.3	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for senior debt securities).*

25.4	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for contingent convertible securities).

*	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-180288) dated March 22, 2012.
**	To be filed as an exhibit on Form 6-K and incorporated herein by reference.
***	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-92024) dated November 25, 2002.
****	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-158065) dated April 16, 2010.

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HSBC Holdings plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on July 31, 2014.

HSBC HOLDINGS PLC

By:	/s/ I J Mackay
Name:	I J Mackay
Title:	Group Finance Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to HSBC Holdings plc’s Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on July 31, 2014.

By:	*
Name:	D J Flint, CBE
Title:	Group Chairman

By:	*
Name:	S T Gulliver
Title:	Group Chief Executive

By:	*
Name:	I J Mackay
Title:	Group Finance Director

By:	/s/ M M Moses
Name:	M M Moses
Title:	Group Chief Risk Officer

By:
Name:	K L Casey
Title:	Director

By:	*
Name:	S A Catz
Title:	Director

By:	*
Name:	L M L Cha, GBS
Title:	Director

By:	*
Name:	M K T Cheung, GBS, OBE
Title:	Director

By:
Name:	Sir Jonathan Douglas Evans
Title:	Director

By:	*
Name:	J Faber
Title:	Director

By:	*
Name:	R A Fairhead, CBE
Title:	Director

By:
Name:	R Fassbind
Title:	Director

By:	*
Name:	W S H Laidlaw
Title:	Director

By:	*
Name:	J P Lipsky
Title:	Director

By:	*
Name:	J R Lomax
Title:	Director

By:	*
Name:	Sir Simon Manwaring Robertson
Title:	Deputy Chairman and Senior Independent Non-executive Director

By:
Name:	J R Symonds, CBE
Title:	Director

By:	/s/ S Alderoty
Name:	S Alderoty
Title:	Authorized Representative in the United States

*	By his signature below, the undersigned, pursuant to a duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 2 to HSBC Holdings plc’s Registration Statement on Form F-3 on behalf of the person indicated.

By:	/s/ I J Mackay
Name:	I J Mackay
Title:	Attorney-in-Fact

EXHIBIT INDEX

Number	Description

1.1	Form of Underwriting Agreement for debt securities.*

1.2	Form of Underwriting Agreement for contingent convertible securities.**

3	Memorandum and Articles of Association of HSBC Holdings plc (incorporated by reference to Exhibit 1.1 to HSBC Holdings plc’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 8, 2011).

4.1	Form of Indenture relating to the dated debt securities.*

4.2	Form of Indenture relating to the undated debt securities.***

4.3	Form of Indenture relating to the senior debt securities. ****

4.4	Form of Indenture relating to the contingent convertible securities.

4.5	Form of share warrant representing dollar preference shares in bearer form.***

4.6	Form of share certificate representing dollar preference shares in registered form.***

4.7	Form of preference share ADRs deposit agreement.***

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.

23.1	Consent of KPMG Audit Plc.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).

23.4	Consent of Wing Lui.

23.5	Consent of C G Singer.

24	Powers of attorney.*

25.1	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for dated subordinated debt securities).*

25.2	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for undated subordinated debt securities).*

25.3	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for senior debt securities).*

25.4	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for contingent convertible securities).

*	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-180288) dated March 22, 2012.
**	To be filed as an exhibit on Form 6-K and incorporated herein by reference.
***	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-92024) dated November 25, 2002.
****	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-158065) dated April 16, 2010.